Exhibit 99.1

March 2012
NEUROSURGERY
QUALITY. PERFORMANCE.
INNOVATION.
OPHTHALMOLOGY
Investor Presentation

2
Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among
other, statements concerning management’s expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under “Risk Factors” included in Synergetics USA, Inc.’s Annual
Report on Form 10-K for the year ended July 31, 2011 and information contained in subsequent filings with the Securities and Exchange
Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.
Safe Harbor Statement

3
Overview
• Synergetics is a medical device company focused
 in the ophthalmology and neurosurgery market
• Synergetics USA, Inc. was formed through a
 reverse merger of Synergetics, Inc. and Valley
 Forge Scientific in 2005
• Synergetics was founded in 1991 and Valley
 Forge was founded in 1980 and became a
 publicly-held company in November 1989
• Synergetics USA, Inc. (NASDAQ: SURG)
• Corporate Headquarters: O’Fallon, MO
• Manufacturing Facilities: O’Fallon, MO and King
 of Prussia, PA
• Shares Outstanding: 25.18mm
• 52 Week Range: $4.61- $7.55
• Market Cap.: $161.13mm
• June 2011 added to Russell 2000 & 3000 Indexes

(in thousands)	FYE 2009	FYE 2010	FYE 2011	Growth Over Prior Period
Sales:				
Ophthalmology	$29,981	$31,689	**$34,547**	9.0%
Direct Neurosurgery	13,968	8,175	**1,571**	(80.8%)
Marketing Partners	0	4,204	**9,448**	124.7%
Total Neurosurgery	13,968	12,379	**11,019**	(11.0%)
OEM	8,538	7,878	**10,007**	27.0%
Other	478	129	**272**	110.9%
Total	$52,965	$52,075	**$55,845**	7.2%
Gross Margin	55.5%	57.4%	**58.6%**	2.1%
Operating Profit %	5.9%	11.6%	**14.8%**	27.6%
% of Net Income from Operations	3.0%	7.1%	**10.2%**	43.7%
Cash	$160	$18,669	**$18,399**	(1.4%)
Debt	$13,219	$4,065	**$1,053**	(74.1%)

4
Financial Comparison

(in thousands)	2nd Quarter FY 2012	2nd Quarter FY 2011	Growth Over Prior Period
Sales:			
Ophthalmology	**$8,906**	$7,835	13.7%
OEM	**5,974**	4,857	23.0%
Other	**200**	586	(65.9%)
Total	**$15,080**	$13,278	13.6%
Gross Margin	**59.5%**	58.2%	2.2%
Operating Profit %	**17.4%**	13.8%	26.1%
% of Net Income from Operations	**12.4%**	9.9%	25.3%
Cash	**$13,930**	$17,919	(22.3%)
Debt	**$741**	$3,712	(80.0%)

5
Financial Comparison

6
Overview
 • Major Events:
 • Alcon Settlement
 • Neurosurgery Transition
 • Project Restore
 • Lean Manufacturing Implementation

7
Overall Strategy
 • Drive Accelerating Growth in our Ophthalmology Business
 • Manage our Neurosurgery and OEM Business for Stable
 Growth and Strong Cash Flows
 • Deliver Improved Profitability through our Lean Initiatives
 • Demonstrate Solid Financial Performance

8
Markets

Retinal Market,
$935,000,000, 17%
Cataract Market,
$4,700,000,000, 83%

9
2011 Anterior (Cataract) and
Posterior (Retinal) Markets Compared

2011 Global Retinal Device Markets

Market Size = $935 Million
Hemostasis, $24M
Light Pipes, $20M
Cryosurgery, $36M
Retinal Laser Probes, $39M
Light Sources, $7M
Tamponades, $59M
Other, $2M
Instruments, $111M
Vitrectomy Packs, $277M
Vitrectomy Machines, $148M
Retinal Lasers, $212M

10

11
Potential Game Changers
 • Anti-VEGF Therapies (i.e. Lucentis)
 • Long Term Drug Delivery Implants
 • Artificial Vision
 • Microplasmin Vitreous Disinsertion (Ocriplasmin)
 • Site of Service Migration, e.g. ASC, Office

12
Product Review

Directional Laser Probes

DDMS

PHOTON II
55.47P
56.20.23P
56.22.23P
56.55.25P
56.21P
56.32P
56.34.25P
Over 55 PHOTON™ Disposables!

13
Ophthalmology Products
Quantel Laser
Endoilluminator - Awh
Chandelier
Photon II

14
VersaPACK™
VersaVIT™
UVE
(Ultimate Vit Enhancer)

15
Neurosurgery Products
(Marketing Partners/OEM )
The Disposable Spetzler-Malis
“Yellow” bipolar forceps offer
surgeons brand-new, high-polished
tips for guaranteed non-stick
performance.
Disposable
Bipolar Forceps
Our next generation Malis®
Bipolar Generator. Dual-
waveform technology provides
delicate and efficient cutting and
coagulation control at even
lower power settings, further
reducing thermal spread and
collateral tissue damage.
The Advantage™
Stryker
Codman
The OMNI
The OMNI is the most innovative
and user-friendly ultrasonic
aspirator available. In addition
to the soft tissue removal
capabilities common, it
effectively addresses dense,
fibrotic lesions, and pioneers the
fine dissection of bone
traditionally performed with
rotating drills.

16
Traditional OEM Products
Codman Synergy
Stryker Lesion
Generator

17
Ophthalmology Product
Video

18
Neuro Product Video

19
Financials

20
Financial Highlights - FY
2011
 • Sales were up 21% for the fourth quarter ended July 31, 2011 with disposables sales up 23.0% and capital sales down 2.3%.

 • Sales were up 7.2% for the fiscal year ended July 31, 2011.
 • Net income and earnings per share doubles.
 • Total interest bearing debt decreased $3.0 million from FYE 2010 to approximately $1.1 million bringing our leverage down to
 2.0%.
 • Post Alcon transaction (including payment of taxes), Company has $18.4 million of cash on its balance sheet and has
 significantly reduced its debt.

21
Financial Highlights - 2Q
2012
 • Sales up 13.6% year-over-year to $15.1 million
 • EBITDA up 42.4% year-over-year to $3.1 million
 • Income from Continuing Operations up 41.9% year-over-
 year to $1.9 million
 • Earnings per Share from Continuing Operations Up 40% to
 $0.07

22
Investment Rationale
 • Improved stability of the platform
 • Reinvigorating sales growth
 • Unique, technically proficient worldwide distribution
 capability
 • Opportunity to create “Fast Follower” that will be
 viewed as an attractive entry vehicle to
 ophthalmology

23
Management Team
 • David M. Hable - President, CEO
 Over 30 years of progressive responsibility in sales, marketing, new business development and general management in the medical device industry.
 • Pamela Boone - Executive Vice President, CFO
 Previously served as CFO, VP and Corporate Controller for Maverick Tube Corporation. 25 years of financial expertise.
 • Kurt Gampp - Executive Vice President, COO
 Co-founded Synergetics, Inc. Over 30 years of microsurgical instrument making experience.
 • Jerry Malis, M.D. - Executive Vice President, CSO
 Served as President, CEO and Chairman of Valley Forge. Over 40 years of industry experience.
 Published over 50 articles in the biological science, electronics and engineering fields. Issued ten
 U.S. patents.
 • Michael Fanning - Vice President, Domestic Sales
 Over 20 years in sales and management roles, working in service, medical device and manufacturing sectors.
 • Jason Stroisch - Vice President, International Sales & Marketing
 Over 15 years in the medical device industry covering engineering, international sales and marketing management roles.
 • Phillip M. Williford - Vice President, Operations
 Over 20 years of progressive responsibility in engineering and lean operations management within snack food, automotive component part, pharmaceutical and medical device industries.
 • Joan Kraus - Vice President, Regulatory Affairs / Quality Assurance
 Over 20 years in quality systems and process improvement roles working in healthcare, manufacturing, distribution and service sectors.

March 2012
NEUROSURGERY
QUALITY. PERFORMANCE.
INNOVATION.
OPHTHALMOLOGY
Investor Presentation
3845 Corporate Centre Drive
O’Fallon, MO 63368
(636) 939-5100
www.synergeticsusa.com